Exhibit 99.1

706 Mission Street, 10th Floor San Francisco CA 94103

FOR IMMEDIATE RELEASE

CATALYST CEO JOHN DURHAM JOINS GOFISH BOARD OF DIRECTORS

SAN FRANCISCO - November 7, 2007 - GoFish Corporation (OTCBB: GOFH.OB), a leading internet video and youth entertainment network, today announced that John Durham, CEO and managing partner of Catalyst and former president of Jumpstart Automotive Media, has been appointed to its board of directors. Throughout his distinguished career, Durham has been a pioneer in online advertising and interactive marketing, creating some of the world’s largest and most successful advertising networks.

Durham was a part of the senior management team at Jumpstart Automotive Media, an online vertical advertising network focused exclusively on the automotive industry, which in April 2007 was acquired by Hachette Filipacchi Media U.S. for a purchase price of approximately $110 million. At Carat Fusion, one of the world’s largest digital marketing agencies, Durham served as executive vice president heading up Business Development for the organization, which generates billions of dollars in annual ad bookings for major corporations such as Adidas, Radio Shack and Philips Electronics. Additionally, he has been directly responsible for building the world’s largest Internet ad representation and online sales company, Winstar Interactive/Interep Interactive.

“John is a tremendous addition to our Board of Directors and his leadership experience with online advertising and marketing companies is second to none,” said Tabreez Verjee, president of GoFish. “Drawing from his wealth of experiences at some of the world’s leading agencies, marketing firms, and ad networks will be extremely valuable to GoFish as we continue to build our ad-supported distribution network.”

The announcement follows recent news that GoFish had estimated preliminary revenues for the third quarter of 2007 of approximately $485,000 (unaudited), which were derived primarily from advertising that was sold across GoFish’s growing network of youth- and teen-focused publishers.

“GoFish is rapidly becoming one of the premiere online entertainment networks, and its focus on the underserved youth vertical is timely and compelling, particularly as the category is becoming increasingly valuable to advertisers,” said Durham. “With its direct ad sales force and growing publisher network combined with the depth and breadth of its library of video content, GoFish is well positioned to scale its network and its revenues.”

Currently Durham is CEO and Managing Partner at Catalyst, which specializes in connecting emerging technology companies, publishers and brand marketers facilitating the integration of paid media, non-paid media and emerging media. Mr. Durham has been teaching advertising and marketing classes since 1992 and currently teaches advertising in the MBA program at the University of San Francisco. He also founded and is the president of the Bay Area Interactive Group, an Internet industry-networking group.

www.gofish.com

About GoFish Corporation
GoFish Corporation, (OTCBB: GOFH) headquartered in San Francisco, is a leading internet video and youth entertainment network. GoFish has been a pioneer in the development of Made-For-Internet content (“MFI”) with the production of several original media properties available only on gofish.com. The first publicly traded online video company, GoFish operates an ad-supported distribution network of owned and operated sites as well as publisher sites on the Web where millions of people can watch the best video entertainment. For more information about the company, go to www.gofish.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are generally identified by words such as "believes," "anticipates," "plans," "expects," "will," and "would," and similar expressions that are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GoFish Corporation (the “Company”) to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance, results or events and that undue reliance should not be placed on such statements. Forward looking statements include, but are not limited to, the Company’s ability to become a premiere online entertainment network, the Company’s ability to scale its network and its revenues, estimates of the Company’s revenues for the third quarter and the Company’s ability to build its ad-supported distribution network. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties, including but not limited to: the Company’s ability to maintain and strengthen the Company’s brand; the Company’s ability to achieve or maintain commercial acceptance of the Company’s channels or programming; the Company’s ability to attract advertisers; the risk of the Company losing key personnel; general economic, business and industry risks and conditions affecting the Company; and the level and intensity of competition in the online video industry. Additional discussion of these and other factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Media Contacts for GoFish
Levine Communications Office
Alastair Duncan, 310-300-0950, aduncan@lcoonline.com

Investor Contacts for GoFish
Nils Erdmann, 415-738-8705, nils@gofish.com

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www.gofish.com